Exhibit 22.1

BAHAMAS
1.	Borr Baug Limited
BRAZIL
2.	Borr Serviços Offshore Ltda.
BRITISH VIRGIN ISLANDS
3.	Borr Jack-Up XIV Inc.
4.	Borr International Resources Limited
CAMEROON
5.	Paragon Offshore Cameroon SARL
CAYMAN ISLANDS
6.	Borr Atla Limited
7.	Borr Brage Limited
8.	Borr Holdings Limited
9.	Borr Global Limited
10.	Borr Idun Limited
11.	Borr Mist Limited
12.	Borr Offshore Operations Limited
13.	Constellation II Limited
14.	Paragon Asset Company Ltd.
15.	Paragon Asset (UK) Ltd.
16.	Paragon International Finance Company
17.	Paragon (Middle East) Limited
18.	Paragon Offshore (North Sea) Ltd.
19.	Paragon Offshore Enterprises Ltd.
20.	Paragon Offshore Holdings Limited
21.	Paragon Offshore International Ltd.
22.	Paragon Offshore Limited
23.	Prospector Rig 1 Contracting Company Limited
24.	Prospector Rig 5 Contracting Company Limited

CYPRUS
25.	Prospector Offshore Drilling Limited
ENGLAND AND WALES
26.	Borr Drilling Management (UK) Limited
LUXEMBOURG
27.	Prospector Offshore Drilling S.a.r.l.
MARSHALL ISLANDS
28.	Borr Drilling Equipment Pool Inc.
29.	Borr Galar Inc.
30.	Borr Gerd Inc.
31.	Borr Gersemi Inc.
32.	Borr Grid Inc.
33.	Borr Groa Inc.
34.	Borr Gunnlod Inc.
35.	Borr Gyme Inc.
36.	Borr Heimdal Inc.
37.	Borr Heidrun Inc.
38.	Borr Hermod Inc.
39.	Borr Hild Inc.
40.	Borr Huldra Inc.
41.	Borr International Operations I Inc.
42.	Borr Jack-Up I Inc.
43.	Borr Jack-Up XVI Inc.
44.	Borr Jack-Up XXXII Inc.
45.	Borr Natt Inc.
46.	Borr Njord Inc.
47.	Borr Ran Inc.
48.	Borr Saga Inc.
49.	Borr SEA Operations Inc.
50.	Borr Skald Inc.
51.	Borr Tivar Inc.
52.	Borr Vale Inc.
53.	Borr Var Inc.

MEXICO
54.	Borr Drilling Contracting S. de R.L. de C.V.
55.	Borr Drilling Mexico S. de R.L. de C.V.
56.	Borr Management Mexico S. de R.L. de C.V.
57.	Borr Offshore Services Mexico S. de R.L. de C.V.
58.	Paragon Offshore Management S. de R.L. de C.V.
NETHERLANDS
59.	Paragon Offshore (Nederland) B.V.
NORWAY
60.	Borr Drilling Management AS
SCOTLAND
61.	Borr (UK) Holdings Limited
62.	Borr Gersemi (UK) Limited
63.	Borr Grid (UK) Limited
64.	Borr Mexico Ventures Limited
65.	Borr Odin (UK) Limited
66.	Paragon Offshore (Land Support) Limited
67.	Prospector Offshore Drilling (UK) Ltd
SINGAPORE
68.	Borr Eastern Peninsula Pte. Ltd.
69.	Prospector Offshore Drilling (Singapore) Pte. Ltd.
SWITZERLAND
70.	Paragon Offshore Leasing (Switzerland) GmbH
UAE
71.	Borr Drilling Management DMCC
US (Delaware)
72.	Borr Drilling (US) Inc.
73.	Paragon Offshore Drilling LLC
74.	Paragon Offshore (GOM) Inc.
75.	Paragon offshore Holdings US Inc.